Exhibit 23.1

Tel: +61 2 9251 4100 Fax: +61 2 9240 9821 www.bdo.com.au	Parkline Place Level 25, 252 Pitt Street Sydney NSW 2000 Australia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mixed Martial Arts Group Limited

Level 1, Suite 1, 29-33 The Corso

Manly, New South Wales 2095

Australia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 31, 2024, relating to the consolidated financial statements of Mixed Martial Arts Group and Controlled Entities (the “Company”), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO Audit Pty Ltd

BDO Audit Pty Ltd

Sydney, Australia

June 4, 2025

BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of A.C.N. 050 110 275 Ltd ABN 77 050 110 275, an Australian company limited by guarantee. BDO Audit Pty Ltd and A.C.N. 050 110 275 Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.